EXHIBIT 99.1

Zomedica Announces First Quarter 2024 Financial Results: Revenue up 14% to $6.3 Million; 66% Gross Margin, and $91 Million in Liquidity

Performance Sets New Record for First Quarter Revenue

ANN ARBOR, MI / ACCESSWIRE / May 9, 2024 / Zomedica Corp. (NYSE American:ZOM) ("Zomedica" or the "Company"), a veterinary health company offering point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the first quarter ended March 31, 2024.

2024 First Quarter Financial Highlights

Revenue for the first quarter of 2024 grew 14% to $6.3 million, compared to first quarter 2023 revenue, driven by 9% growth over the prior year in the Therapeutic Devices segment and 86% growth over the prior year in the Diagnostics segment.

•	Consumable revenues grew to $4.0 million, up 7% over first quarter 2023 revenues of $3.8 million, and represent 64% of total sales.
•	Capital revenues grew to $2.2 million, up 30% over first quarter 2023 revenues of $1.7 million.

Gross margin was 66% for the first quarter of 2024.

Total cash used during the quarter was $9.6 million. When adjusted for non-recurring one-time items, our non-GAAP operating burn was approximately $4.4 million, in line with first quarter expectations and previously provided annual guidance for 2024.

“During the first quarter, we built on the momentum generated during 2023,” commented Zomedica Chief Executive Officer, Larry Heaton. “As we continued to execute on our strategy to drive growth in 2024 and beyond, we delivered the strongest first quarter in company history.

“We are seeing the positive impact of our significantly expanded portfolio combined with the growth and optimization of our commercial organization. Supporting the accelerated adoption of our innovative technologies was a series of clinical data publications specifically highlighting the benefits of PulseVet across multiple indications as well as the diagnostic efficacy of TRUFORMA as compared to competitive platforms.”

“Looking ahead, we remain enthusiastic about the opportunity that exists for Zomedica. With our strategy in place to accelerate growth, maintain industry-leading margins, and capture efficiencies, we are very well positioned to scale the business to achieve profitability and grow revenue to $100 million and beyond,” concluded Mr. Heaton.

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2024 First Quarter Results Review

Revenue for the three months ended March 31, 2024, was $6.3 million, compared to $5.5 million for the three months ended March 31, 2023, an increase of $0.8 million or approximately 14%. The increase was driven by growth in both operating segments: Therapeutic Devices and Diagnostics.

Cost of revenue was $2.1 million, compared to $1.6 million for the three months ended March 31, 2023, an increase of $0.5 million. Margins remained strong at 66%, in line with expectations. Adjusting for our Qorvo Biotechnologies LLC (“QBT”) acquisition and other one-time items brings our gross margin for the quarter to over 69%, in line with recent levels.

Operating expenses were $14.5 million, compared to $11.3 million for the three months ended March 31, 2023, an increase of $3.2 million or 28%. When adjusted for one-time, non-recurring charges, and expenses associated with ongoing QBT operations, total operating expenses grew just over 20% on a comparative basis. We continue to expect total operating expenses as a percentage of total revenue to decrease throughout the balance of the year.

Research and development expenses were $1.8 million, compared to $0.9 million for the three months ended March 31, 2023, an increase of $0.9 million or 100%. The increase was almost exclusively driven by the integration of our acquisition of QBT, and investments in acquiring CE marking, attesting to compliance with the European Commission’s safety and emissions standards, for our TRUFORMA, TRUVIEW and VetGuardian products, incorporating Artificial Intelligence (“AI”) into our TRUVIEW and VetGuardian products and developing new TRUFORMA assays for launch later this year.

Selling and marketing expense was $4.1 million, compared to $3.4 million for the three months ended March 31, 2023, an increase of $0.7 million or 20%. The increase was primarily due to our growing sales organization and higher trade show expenses associated with launching and marketing additional products at the two largest animal health trade shows which were held in the first quarter.

General and administrative expense was $8.6 million, compared to $7.0 million for the three months ended March 31, 2023, an increase of $1.6 million or 23%. The increase was primarily driven by professional fees for specialized accounting work and audit work associated with 2023 acquisitions; and additional fees related to programs associated with regaining compliance.

Net loss for the three months ended March 31, 2024, was $9.2 million, or $0.01 per share, compared to a net loss of $6.4 million, or $0.007 per share, for the three months ended March 31, 2023.

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*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the three months ended March 31, 2024, was $7.5 million compared to a loss of $4.1 million for the three months ended March 31, 2023. When adjusting for non-recurring items our **Adjusted Non-GAAP EBITDA loss was $6.2 million. When further adjusted for on-going QBT integration and associated direct labor costs the loss falls to approximately $5.3 million.

Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $90.9 million as of March 31, 2024, compared to $100.5 million as of December 31, 2023. The decrease in cash was primarily driven by continued operations, additional operating expenses related to the QBT acquisition and other professional fees for specialized accounting work and audit work associated with 2023 acquisitions; and additional fees related to programs associated with regaining compliance.

As of March 31, 2024, Zomedica had 979,949,668 common shares issued and outstanding.

2024 Business Outlook and Financial Guidance

For the full year 2024, the Company continues to expect full year revenue in the range of $31 to $35 million, an increase of approximately 39% at the high end of the range, over full year 2023 revenue of $25.2 million.

Zomedica believes that growth in 2024 will be driven by its existing portfolio, including recently launched products, supported by investments the Company is making to continue to drive increased adoption and utilization of its products, as well as contributions from a number of new products that the Company expects to launch during 2024. Guidance for 2024 does not incorporate any positive benefits from acquisitions the Company may make during the year.

The Company expects that on a quarterly basis, revenues should increase sequentially from the first quarter, with the majority of revenue expected to be recorded during the back half of the year.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Thursday May 9, 2024 along with other public filings

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Conference Call Details

Zomedica will host a conference call on Thursday, May 9, 2024, at 4:30 p.m. ET to discuss the Company's operational and financial highlights for its first quarter ended March 31, 2024. A question-and-answer session will follow management's prepared remarks.

Event: Zomedica Corp. Q1 2024 Financial Results Conference Call

Date: Thursday, May 9, 2024

Time: 4:30 p.m. Eastern Time

Live Call: +1-888-886-7786 (U.S. Toll-Free) or +1-416-764-8658 (International)

Webcast: LINK

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Thursday, May 23, 2024, at 11:59 PM ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 72335729.

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for horses, dogs, and cats by focusing on the unmet needs of clinical veterinarians. Zomedica's product portfolio includes innovative diagnostics and medical devices that emphasize patient health and practice health. Zomedica's mission is to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" or "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the outcome of clinical studies, the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to successfully integrate acquisitions; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding non-recurring items; including but not limited to specialized accounting, tax, and audit services, costs associated with programs related to regaining and maintaining compliance with the NYSE, as well as the QBT integration and associated direct labor costs, and other one-time items.

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	For the 3 Months Ended

	As Presented	One-Time Items	Adjusted	As Presented
	3/31/24	3/31/24	3/31/24	3/31/23

Net revenue	$6,262	$—	$6,262	$5,482
Cost of revenue	2,145	(266)	1,879	1,647
Gross profit	4,117	266	4,383	3,835

Expenses
General and administrative	8,625	(1,605)	7,020	7,013
Research and development	1,771	(322)	1,449	918
Selling and marketing	4,107	—	4,107	3,416
Loss from operations	(10,386)	2,193	(8,193)	(7,512)
Interest income	1,093	—	1,093	1,412
Interest expense	—	—	—	(50)
Gain (loss) on disposal of assets	12	—	12	—
Other loss	84	—	84	(1)
Impairment expense	—	—	—	—
Foreign exchange loss	(129)	—	(129)	(26)
Loss before income taxes	(9,326)	2,193	(7,133)	(6,177)
Income tax expense (benefit)	(166)	—	(166)	208
Net loss	(9,160)	2,193	(6,967)	(6,385)
Unrealized gains, change in fair value of available-for-sale securities, net of tax	(11)	—	(11)	283
Change in foreign currency translation	(52)	—	(52)	3
Net loss and comprehensive loss	$(9,223)	$2,193	$(7,030)	$(6,099)

Adjustments (Non-Cash)
Amortization	$1,597	$—	$1,597	$1,199
Depreciation	334	—	334	164
Stock Compensation	1,101	—	1,101	1,765
Subtotal	$(6,191)	$2,193	$(3,998)	$(2,971)

Interest	$(1,093)	$—	$(1,093)	$(1,362)
Taxes	(166)	—	(166)	208
Non-GAAP Adjusted EBITDA**	$(7,450)	$2,193	$(5,257)	$(4,125)

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